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                             SPACE SHARING AGREEMENT


         This Space Sharing Agreement (the "Agreement") is effective as of the 1st day of August, 1999 by and between Sanchez Computer Associates, Inc., a Pennsylvania corporation ("SCAI"), and e-PROFILE, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         SCAI is a party to a sublease agreement with Profit Management Group, Inc. (the "Sublease") pursuant to which SCAI leases approximately 5,913 square feet of office space at 200 Chesterfield Parkway, Malvern, Pennsylvania (the "Premises").

         The Company desires to use the entire Premises and, subject to the terms and provisions herein, SCAI agrees that the Company shall be permitted to use the entire Premises.

         NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

         1. PREMISES. SCAI agrees that the Company shall be permitted to use the entire Premises for the purposes permitted under the Sublease subject to the terms and conditions set forth in this Agreement. The Company's right to use the entire Premises (and its obligation to pay consideration therefore as required pursuant to Section 2 hereof) shall terminate on the expiration of the term of the Sublease as currently provided in the Sublease; PROVIDED, HOWEVER, that the parties may agree mutually to extend the term of this Agreement if Sanchez extends the current term of the Sublease.

         2. CONSIDERATION. Through the termination of the sublease, the Company shall pay to SCAI on the first day of each calendar month the amount required to be paid by Sanchez pursuant to the terms of the Sublease (the "Monthly Rent"). Such Monthly Rent shall be increased by the same percentage as any rent increase (including without limitation, for rent adjustments based on increases in operating expenses, common area maintenance charges and similar items) provided under the terms of the Sublease, such increase to be effective as provided in the Sublease. Payments for any partial calendar month shall be as provided in the Sublease.

         3. MODIFICATION AND TERMINATION.

         (a) MODIFICATION. If either party hereto desires to increase or decrease the portion of the Premises used pursuant to this Agreement, the Company and SCAI will negotiate in good faith with respect to such increase and decrease and the adjustment to the Monthly Rent resulting therefrom.

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         (B) TERM; TERMINATION RIGHTS. This Agreement shall become effective on the date hereof and shall terminate as to the Premises on the effective date of the termination contemplated by Section 1 hereof.

         4. COMPLIANCE WITH SUBLEASE. SCAI has provided the Company with a copy of the Sublease and the Company acknowledges receipt thereof. Each of SCAI and the Company hereby agrees not to take any action or fail to take any action in connection with its use of the Premises a result of which would be SCAI's violation of any of the terms and conditions of the Sublease, the provisions of which hereby are incorporated by reference. The Company agrees to comply with the terms and provisions (other than with respect to payment of monies) of the Sublease with respect to its use of the Premises, it being understood, acknowledged and agreed, that the Company's obligations to make payments on account of rent, additional rent, or operating expense or common area maintenance surcharges with respect to the Premises shall be governed solely by the terms of this Agreement.

         5. MODIFICATION OF SUBLEASE. The Company acknowledges and agrees that SCAI has the right to modify or otherwise amend the Sublease without the consent of the Company; PROVIDED, HOWEVER, that in the event such modification results in an increase in the rent or other amounts payable thereunder or a decrease or diminution of the services or space provided therein, the Company's rights and obligations with respect to the Premises nonetheless shall remain as they were prior to such modification unless the Company consents, in writing, to any such modifications. SCAI will provide the Company with prior notice of, and a copy of, any such amendment.

         6. INDEMNITY.

         (A) BY THE COMPANY. The Company will indemnify and hold harmless SCAI and SCAI's directors, officers, employees and agents (collectively, the "SCAI Indemnities") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any one or more of the SCAI Indemnities by reason of (a) any accident, injury to or death of persons, (b) any failure on the part of the Company to perform or comply with any of the terms of this Agreement or the Sublease or (c) SCAI's being held in default under the terms and provisions of the Sublease, in any such case as a result of any act or omission on the part of the Company.

         (B) BY SCAI. SCAI will indemnify and hold harmless the Company and the Company's directors, officers, employees and agents (collectively, the "Company Indemnities") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any one or more of the Company Indemnities by reason of (a) any accident, injury to or death of persons, (b) any failure on the part of SCAI to perform or comply with any of the terms of this Agreement or the Sublease or (c) the Company's being held in default under the terms


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and provisions of the Sublease, in any such case as a result of any act or omission on the part of SCAI.

         7. INSURANCE. The parties acknowledge that SCAI presently maintains and will continue to maintain, pursuant to the terms of that certain Services Agreement entered into by and between SCAI and the Company (the "Services Agreement"), insurance coverage with respect to SCAI's leasehold interests (and as of the effective date of the Services Agreement, the Company's interests) in any and all of the facilities of SCAI, including the Premises (the "SCAI Facilities"), and the contents (whether owned by SCAI or the Company) of such SCAI Facilities until the earlier to occur of (i) the termination of this Agreement, (ii) notification in writing by the Company that such coverage is no longer required or (iii) upon the mutual agreement of the parties. SCAI shall continue to maintain in full force and effect (including, without limitation, the timely payment of premiums therefor) such insurance coverage in amounts no less than, and for coverages at least as comprehensive as, those maintained as of the date hereof. Notwithstanding the foregoing, the Company shall reimburse SCAI with respect to the Company's allocable share of the premiums for such insurance coverage in accordance with the terms of the Services Agreement.

         8. NOTICES. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, (iii) if sent by FedEx or equivalent courier service, on the next business day, or (iv) if by telecopier, upon receipt by the sender of written confirmation of successful transmission. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

         If to SCAI:

         Sanchez Computer Associates, Inc.
         40 Valley Stream Parkway
         Malvern, PA  19355
         Attention: Chief Operating Officer
         Facsimile:  (610) 695-9283

         If to the Company:

         e-PROFILE, Inc.
         200 Chester Field Parkway
         Malvern, PA  19355
         Attention:  Chief Operating Officer
         Facsimile:  (610) 651-2813


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         9. GOVERNING LAW. This Agreement shall be governed by, and be construed in accordance with, the substantive laws of the Commonwealth of Pennsylvania, without giving effect to the principles of the conflict of laws thereof.

         10. AMENDMENT. This Agreement may be amended or supplemented at any time provided that any such amendment or supplement shall be made in writing and signed by each of the parties hereto.

         11. ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, duties, obligations and privileges hereunder may not be assigned by either party without the prior written consent of the other party.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all which together will constitute but one agreement.

         14. SECTION HEADINGS. The section headings contained herein are for convenience only and shall not affect in any way the interpretation of any of the provisions contained herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Space Sharing Agreement as of the date first above written.


                                    SANCHEZ COMPUTER ASSOCIATES, INC.



                                    By:      /s/ T. McElwee
                                             ------------------------------
                                    Name:    Thomas F. McElwee
                                    Title:   Senior Vice President and
                                             Chief Financial Officer


                                    e-PROFILE, INC.



                                    By:      /s/ John H. Teaford
                                             ------------------------------
                                    Name:    John H. Teaford
                                    Title:   Corporate Executive Vice President


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